UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022
U.S. Neurosurgical Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Research Blvd, Suite 325 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4. 02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 3, 2022, management of the U.S. NeuroSurgical Holdings, Inc. (the “Company”) determined that the consolidated financial statements for the quarter ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q should no longer be relied upon.

In connection with the preparation of the Company’s financial statements for the quarter ended June 30, 2022, the Company determined that the balance sheet information included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 did not properly reflect the changes made in connection with the restated financial information included of the Company’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2021.

Due to this error, the Company has determined that it will restate its consolidated financial statements for the quarter ended March 31, 2022 and will file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as originally filed on June 24, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022

U.S. NeuroSurgical Holdings, Inc.

	By:	/s/ Alan Gold
	Name:	Alan Gold
	Title:	President